Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-79167) pertaining to the Hologic, Inc. 1997 Employee Equity Incentive Plan and the Hologic, Inc. Amended and Restated 1999 Equity Incentive Plan,

(2)	Registration Statement (Form S-8 No. 333-60046) pertaining to the Hologic, Inc. Amended and Restated 1999 Equity Incentive Plan, and the Hologic, Inc. 2000 Acquisition Equity Incentive Plan,

(3)	Registration Statement (Form S-8 No. 333-112222) pertaining to the Hologic, Inc. Amended and Restated 1999 Equity Incentive Plan,

(4)	Registration Statement (Form S-8 No. 333-121111) pertaining to the Hologic, Inc. Amended and Restated 1999 Equity Incentive Plan,

(5)	Registration Statement (Form S-8 No. 333-130170) pertaining to the Hologic, Inc. Amended and Restated 1999 Equity Incentive Plan,

(6)	Registration Statement (Form S-8 No. 333-139341) pertaining to the Hologic, Inc. Second Amended and Restated 1999 Equity Incentive Plan,

(7)
Registration Statement (Form S-8 No. 333-146887) pertaining to the Cytyc Corporation 1995 Stock Plan, the Cytyc Corporation 1995 Non-Employee Director Stock Option Plan, the Cytyc Corporation 2004 Omnibus Stock Plan, and the Hologic, Inc. Second Amended and Restated 1999 Equity Incentive Plan,

(8)
Registration Statement (Form S-3ASR No. 333-192544) pertaining to Hologic, Inc.’s shelf registration statement for common stock, preferred stock, debt securities, rights, warrants, purchase contracts, units or any combination of the foregoing,

(9)
Registration Statement (Form S-8 No. 333-150796) pertaining to the Hologic, Inc. 2008 Equity Incentive Plan, Hologic, Inc.’s two-for-one stock split in the form of a dividend of one share of common stock for each share of common stock outstanding as of March 21, 2008 and the adjustment of shares registered under Hologic, Inc.’s Stock Plans,

(10)	Registration Statement (Form S-8 No. 333-181126) pertaining to the Hologic, Inc. 2012 Employee Stock Purchase Plan,

(11)	Registration Statement (Form S-8 No. 333-183019) pertaining to the 2003 Incentive Award Plan of Gen-Probe Incorporated,

(12)	Registration Statement (Form S-8 No. 333-188468) pertaining to the Hologic, Inc. Amended and Restated 2008 Equity Incentive Plan.

of our reports dated November 19, 2015, with respect to the consolidated financial statements of Hologic, Inc. and the effectiveness of internal control over financial reporting of Hologic, Inc., included in this Annual Report (Form 10-K) of Hologic, Inc. for the year ended September 26, 2015.
/s/ Ernst & Young LLP

Boston, Massachusetts
November 19, 2015